As filed with the Securities and Exchange Commission on May 26, 2016
Registration No. 333-124125
Registration No. 333-174496

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-124125
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-174496

UNDER THE SECURITIES ACT OF 1933

AVON PRODUCTS, INC.
(Exact Name of Registrant as specified in its charter)

New York		13-0544597
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
777 Third Avenue New York, NY 10017-1307
(Address including zip code of Principal Executive Offices)

AVON PERSONAL SAVINGS ACCOUNT PLAN
(Full title of the plan)

Jeff Benjamin, Esq. Senior Vice President, General Counsel and Chief Ethics & Compliance Officer 777 Third Avenue New York, New York 10017-1307 (212) 282-5000

(Name, address and telephone number, including area code, of agent for service)
Copy to:
Kevin C. Smith, Esq. Chadbourne & Parke LLP 1301 Avenue of the Americas New York, New York 10019 212-408-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES
Avon Products, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to Registration Statements on Form S-8 to deregister certain of the securities previously registered for issuance under the Avon Personal Savings Account Plan, as amended (the “Plan”), by the Company pursuant to Registration Statements on Form S-8 (Registration Nos. 333-124125 and 333-174496), filed with the Securities and Exchange Commission on April 18, 2005 and May 25, 2011, respectively (collectively, the “Registration Statements”). The Registration Statements, in aggregate, originally registered 21,000,000 shares of the Company’s common stock and associated plan interests for employees who elected to purchase shares of the Company’s common stock under the Plan. Effective as of January 1, 2015, the Company terminated the option to invest new contributions into the Avon Company Stock Fund and is therefore filing this Post-Effective Amendment No. 1 to deregister all shares of the Company’s common stock and associated plan interests, registered pursuant to the Registration Statements, that have not been issued under the Plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 26th day of May, 2016.

AVON PRODUCTS, INC.
By:	/s/ Jeff Benjamin
Name:	Jeff Benjamin
Title:	Senior Vice President, General Counsel and Chief Ethics & Compliance Officer

    Pursuant to the requirements of the Securities Act of 1933, the plan administrator of the Avon Personal Savings Account Plan has duly caused this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 26th day of May, 2016.

AVON PERSONAL SAVINGS ACCOUNT PLAN
By:	/s/ Gina Fitzsimons
Name:	Gina Fitzsimons
Title:	Group Vice President, Human Resources - Compensation and Benefits and Global Functions

2

Pursuant to the requirements of the 1933 Act, this Post-Effective Amendment No. 1 to the Registration Statements on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/Sherilyn S. McCoy SHERILYN S. MCCOY	Chief Executive Officer and Director (Principal Executive Officer)	May 26, 2016

/s/James S. Scully JAMES S. SCULLY	Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)	May 26, 2016

/s/ Robert Loughran ROBERT LOUGHRAN	Group Vice President and Chief Accounting Officer (Principal Accounting Officer)	May 26, 2016

/s/ W. Don Cornwell W. DON CORNWELL	Director	May 26, 2016

/s/ Chan W. Galbato CHAN W. GALBATO	Director	May 26, 2016

/s/ Nancy Killefer NANCY KILLEFER	Director	May 26, 2016

/s/ Susan J. Kropf SUSAN J. KROPF	Director	May 26, 2016

/s/ Steven F. Mayer STEVEN F. MAYER	Director	May 26, 2016

/s/ Helen McCluskey HELEN MCCLUSKEY	Director	May 26, 2016

/s/ Charles H. Noski CHARLES H. NOSKI	Director	May 26, 2016

/s/ Michael F. Sanford MICHAEL F. SANFORD	Director	May 26, 2016